UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2 Leman Street

LondonE1W 9US

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 20 3139 2910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Renalytix plc (the “Company”) held an annual general meeting of shareholders (the “AGM”) on December 19, 2024. Each of the proposals set forth below were voted on and duly passed on a poll at the AGM, as set forth below. Detailed descriptions of these proposals and of the voting procedures applied at the AGM are contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 25, 2024. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the definitive proxy statement.

There were 215,988,363 ordinary shares of the Company represented in person or by proxy at the AGM, constituting approximately 65% of the issued and outstanding ordinary shares. Proxy appointments which gave the Chairman of the meeting discretion have been included in the “For” total. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs dated July 21, 2020 and as amended to date, holders of ADSs who did not provide the depositary bank with voting instructions on or before the specified deadline were deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM and the voting results below reflect that. A vote withheld/abstain is not a vote in law and is not counted in the calculation of votes for or against a resolution.

Proposal 1 – To receive and adopt the accounts for the year ended June 30, 2024 together with the reports of the Directors and the auditors thereon (the “2024 U.K. Annual Report”).

For	Against	Vote Withheld
215,649,238	298,365	40,760

Proposal 2 – To approve the Directors’ Remuneration Report set out on pages 30 to 45 (inclusive) of the 2024 U.K. Annual Report.

For	Against	Vote Withheld
187,117,898	28,544,007	326,458

Proposal 3 – To ratify the selection of CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

For	Against	Vote Withheld
215,624,372	178,413	185,578

Proposal 4 – To re-appoint Messrs PKF Littlejohn LLP as auditors to act as such until the conclusion of the next annual general meeting of the Company at which the requirements of section 437 of the Companies Act 2006 (the “Act”) are complied with.

For	Against	Vote Withheld
215,760,810	184,281	43,272

Proposal 5 – To authorise the Directors of the Company to determine the auditors’ remuneration for the fiscal year ending June 30, 2025.

For	Against	Vote Withheld
215,474,022	302,821	211,520

Proposal 6 – That, in respect of the Renalytix Plc 2020 Equity Incentive Plan with Non-Employee Sub-Plan (“2020 EIP”) adopted by the Company’s Board of Directors (the “Board”) on 22 June 2020, as approved by the Company at a general meeting held on 13 July 2020, up to a maximum of 50,000,000 ordinary shares of £0.0025 each in the capital of the Company (“Ordinary Shares”) are hereby authorized for issuance thereunder (the “2025 EIP Share Reserve”). The 2025 EIP Share Reserve will automatically increase on 1 January of each year (commencing on 1 January 2026), in an amount equal to 4% of the Company’s total issued share capital on 31 December of the preceding calendar year, Incentive Options (as defined therein) may be granted thereunder up to a maximum of 100,000,000 with the directors authorized to do all acts and things as are or may be necessary or expedient to carry the same into effect, notwithstanding that the directors may be interested in the same. Notwithstanding the foregoing, the Board may, prior to January 1st of a given year, elect to increase the 2025 EIP Share Reserve by lower than 4% for such year and as a result the 2025 EIP Share Reserve will increase by a lesser number of Ordinary Shares than would otherwise occur pursuant to the preceding sentence. The Administrator (as defined in the 2020 EIP) is hereby authorized to cancel certain existing options and grant replacement options under the 2020 EIP, and grant enterprise management incentive options to eligible employees who are resident in the UK for tax purposes.

For	Against	Vote Withheld
151,371,930	28,863,246	35,753,187

Proposal 7 – That in substitution for any existing such authorities (but without prejudice to any allotment of Relevant Securities (as defined in i) below) made or agreed to be made pursuant to such authorities), the Directors be and they are hereby generally and unconditionally authorized pursuant to section 551 of the Act to exercise all the powers of the Company:

i) to allot shares and grant rights to subscribe for, or convert any security into, shares of the Company (all of which transactions are hereafter referred to as an allotment of “Relevant Securities”) up to an aggregate nominal amount of £289,805.26 (representing approximately 35% of the Company’s issued share capital); and

ii) to allot further equity securities (within the meaning of Section 560(1) of the Act) up to an aggregate nominal amount of £289,805.26 (representing approximately one-third of the Company’s issued share capital) in connection with a pre-emptive offer in favour of Shareholders where the equity securities respectively attributable to the interest of the Shareholders are proportionate (as nearly as practicable) to the respective numbers of Ordinary Shares held by them, which satisfies the conditions and may be subject to all or any of the exclusions specified in paragraph i) of Resolution 8.

For	Against	Vote Withheld
151,554,272	28,898,602	35,535,489

Proposal 8 – That, subject to and conditional upon the passing of Resolution 7 above, the Directors be given power in accordance with sections 570 and 573 of the Act to allot equity securities (as defined in section 560 of the Act) for cash pursuant to the authority conferred by Resolution 7 above and/or sell treasury shares as if section 561(1) of the Act did not apply to any such allotment or sale provided that this power shall be limited to:

i) the allotment of equity securities in connection with an offer or issue of equity securities to or in favour of (a) holders of Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and (b) holders of other equity securities if this is required by the rights of those securities or, if the Directors consider it necessary, as permitted by the rights of those securities, and so that the Directors may make such exclusions or other arrangements as they consider expedient or necessary in relation to fractional entitlements, record dates, shares represented by depositary receipts, the use of more than one currency for making payments in respect of such offer, treasury shares, legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange or any other matter; and

ii) the allotment of equity securities for cash pursuant to the authority granted under paragraph i) of Resolution 7 (otherwise than under paragraph i) of this Resolution 8) up to a maximum aggregate nominal amount of £289,805.26, which represents approximately 35% of the Company’s issued share capital.

The power conferred by this resolution shall expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the next annual general meeting of the Company or the close of business on December 31, 2025, whichever is earlier, save that the Company may before such expiry, revocation or variation make an offer or agreement which would or might require equity securities to be allotted or treasury shares to be sold after such expiry, revocation or variation and the Directors may allot equity securities and sell treasury shares pursuant to such offer or agreement as if the power hereby conferred had not expired or been revoked or varied. This power is in substitution for any and all powers previously conferred on the Directors under Section 570 of the Act, but without prejudice to any allotment of equity securities made or agreed to be made pursuant to such powers.

For	Against	Vote Withheld
151,648,214	28,799,536	35,540,613

Proposal 9 – That the Company be and is generally and unconditionally authorized for the purposes of section 701(1) of the Act to make one or more market purchases (within the meaning of section 693(4) of the Act) on the London Stock Exchange of Ordinary Shares on such terms and in such manner as the Directors may from time to time decide provided that:

i) the maximum aggregate number of Ordinary Shares authorized to be purchased is 33,120,601 (representing approximately 10% of the Company’s issued ordinary share capital);

ii) the minimum price (excluding expenses) which may be paid for an Ordinary Share is £0.0025 per share;

iii) the maximum price (excluding expenses) which may be paid for an Ordinary Share is the higher of (a) 105% of the average of the middle market quotations for an Ordinary Share as derived from the AIM section of the London Stock Exchange Daily Official List for the five business days immediately preceding the date on which the Ordinary Share is purchased and (b) the higher of the price of the last independent trade and the highest current independent bid on the trading venue where the purchase is carried out;

iv) unless previously varied or revoked, the authority conferred shall expire at the conclusion of the Company’s next annual general meeting or the close of business on December 31, 2025, if earlier; and

v) the Company may make a contract or contracts to purchase Ordinary Shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of Ordinary Shares in pursuance of any such contract or contracts.

For	Against	Vote Withheld
180,179,511	305,940	35,502,912

Item 7.01. Regulation FD Disclosure

On December 19, 2024, the Company issued a press release announcing the results of the AGM. The press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENALYTIX PLC

Dated: December 20, 2024	By:	/s/ James McCullough
James McCullough
Chief Executive Officer